Exhibit 99.2

Cincinnati Bell Announces Tender Offers

CINCINNATI - October 29, 2012 - Cincinnati Bell Inc. (NYSE:CBB) today announced that it has commenced cash tender offers (the “Tender Offers”) for its 8.375% Senior Notes due 2020 (CUSIP No. 171871AN6) (the “2020 Notes”) and its 8.25% Senior Notes due 2017 (CUSIP No. 171871AL0) (the “2017 Notes” and, together with the 2020 Notes, the “Notes”), subject to a maximum aggregate purchase price of $100,000,000 (the “Maximum Purchase Price”) on the terms set forth in the table below.

Title of Security and CUSIP Numbers	Outstanding Principal Amount	Acceptance Priority Level	Base Offer Consideration (1)(2)	Early Tender Premium(1)	Total Offer Consideration (1)(3)
8.375% Senior Notes due 2020 (CUSIP No. 171871AN6; ISIN No. US171871AN65)	$775,000,000	1	$1,067.50	$30.00	$1,097.50
8.250% Senior Notes due 2017 (CUSIP No. 171871AL0; ISIN No. US171871AL00)	$500,000,000	2	$1,067.50	$30.00	$1,097.50

(1)    Per $1,000 principal amount of Notes.

(2)	Calculated as the applicable Total Offer Consideration less the applicable Early Tender Premium.

(3)	Includes the applicable Early Tender Premium per $1,000 principal amount of Notes for each series of Notes.

The Tender Offers are being made upon the terms and conditions in the Offer to Purchase and related Letter of Transmittal dated October 29, 2012. The Tender Offers will expire at 11:59 p.m. New York City time on November 27, 2012, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Date”).

Holders must validly tender and not subsequently validly withdraw their Notes on or prior to 5:00 p.m. New York City time on November 9, 2012, unless extended or terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Early Tender Date”), to be eligible to receive the “Total Offer Consideration.” The Total Offer Consideration for each $1,000 principal amount of Notes validly tendered and not subsequently validly withdrawn is (i) $1,097.50, in the case of the 2020 Notes, and (ii) $1,097.50, in the case of the 2017 Notes, which, in each case, includes an “Early Tender Premium” of $30.00. Holders validly tendering after the Early Tender Date, but on or prior to the Expiration Date, will be eligible to receive only the “Base Offer Consideration” which is $1,067.50 for each $1,000 principal amount of 2020 Notes and $1,067.50 for each $1,000 principal amount of 2017 Notes, and does not include an Early Tender Premium. In addition, accrued and unpaid interest up to, but not including, the applicable settlement date of the Notes will be payable in cash on all validly tendered and accepted Notes.

Exhibit 99.2

Acceptance of Notes for purchase in the Tender Offers is subject to the Maximum Purchase Price, acceptance priorities and proration, all as described in the Offer to Purchase. All Notes that are tendered for purchase prior to the Early Tender Date will have priority over any Notes that are tendered for purchase after the Early Tender Date. Accordingly, if the aggregate purchase price for Notes tendered for purchase prior to the Early Tender Date equals or exceeds the Maximum Purchase Price, no Notes tendered for purchase after the Early Tender Date will be accepted for purchase (even if they have a higher purchasing priority as indicated by the Acceptance Priority Level in the table above). The 2020 Notes will have a higher purchase priority than the 2017 Notes and on any payment date the Company will accept for purchase all validly tendered and not subsequently validly withdrawn 2020 Notes, subject to the Maximum Purchase Price, prior to accepting any 2017 Notes for purchase (the “Acceptance Priority”). Validly tendered Notes may be validly withdrawn at any time on or prior to the Early Tender Date, but not thereafter. Notes tendered after the Early Tender Date may not be withdrawn.

The Tender Offers are subject to the satisfaction or waiver of certain conditions as set forth in the Offer to Purchase, including CyrusOne LP and CyrusOne Finance Corp. having closed their offering of at least $500,000,000 aggregate principal amount of their new Senior Notes due 2022. Such closing is currently expected to be on or about November 20, 2012. Subject to the satisfaction or waiver of such conditions, Cincinnati Bell will accept for payment, following the Early Tender Date, all Notes validly tendered on or prior to the Early Tender Date, subject to the Acceptance Priority. Payment for such Notes so accepted is anticipated to be made on or about November 20, 2012. For any Notes validly tendered and accepted after the Early Tender Date but on or prior to the Expiration Date, subject to the Acceptance Priority, the settlement date is expected to occur following the Expiration Date (such date, as it may be extended, the “Final Settlement Date”) and is anticipated to be on or about November 28, 2012.

Cincinnati Bell has retained Barclays Capital Inc. and Morgan Stanley & Co. LLC to serve as the dealer managers for the Tender Offers. Requests for documents may be directed to D.F. King & Co., Inc., the information agent, by telephone at (800) 431-9633 or in writing at D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, Attention: Elton Bagley. Questions regarding the Tender Offers may be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect), or Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), or in writing at Barclays Capital Inc. Attention: Liability Management Group at 745 Seventh Avenue, 5th floor, New York, NY 10019 or Morgan Stanley & Co. LLC Attention: Liability Management Group at 1585 Broadway, Floor 4, New York, NY 10036.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offers are being made solely by means of the Offer to Purchase and related Letter of Transmittal dated October 29, 2012. In those jurisdictions where the securities, blue

Exhibit 99.2

sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Cincinnati Bell by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Safe Harbor Note
This release may contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local, long distance, data, Internet, entertainment and wireless services - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, Cincinnati Bell provides best-in-class data center colocation services to its enterprise customers through its facilities with fully redundant power and cooling solutions that are currently located in the Midwest, Texas, London and Singapore. Complementing the colocation products, Cincinnati Bell also offers complex information technology solutions like managed services and technology staffing.

Exhibit 99.2

Investor / Media contact:
Josh Duckworth
513-397-2292
joshua.duckworth@cinbell.com